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                                                                   EXHIBIT 10.23

                                     FORM OF

                          SEVENTH AMENDMENT AGREEMENT

         This SEVENTH AMENDMENT AGREEMENT (this "Agreement" or the "Seventh Amendment") made as of July 18, 1997, by and among CMP MEDIA INC. (the "Borrower"), a Delaware corporation and the successor by merger to CMP Publications, Inc., a New York corporation ("CMP Publications"), FLEET NATIONAL BANK ("Fleet"), formerly known as Fleet National Bank of Connecticut and prior to that Shawmut Bank Connecticut, N.A., and the successor by merger to Fleet Bank N.A. ("Fleet N.A."), THE CHASE MANHATTAN BANK ("Chase"), the successor by merger to The Chase Manhattan Bank, N.A., (Fleet and Chase and any of their respective successors or permitted assigns, the "Banks") and Fleet as agent for the Banks (in its capacity as such, the "Agent").

                                  WITNESSETH:

         WHEREAS, CMP Publications, Fleet, Chase and the Agent have executed and delivered a Credit Agreement dated as of July 15, 1993 (the "Original Credit Agreement"), which Original Credit Agreement was amended by an Amendment and Waiver Agreement among CMP Publications, Fleet, Chase and the Agent dated February 28, 1994 (the "First Amendment"), by a Second Amendment and Waiver Agreement among CMP Publications, Fleet, Chase and the Agent dated as of February 27, 1995 (the "Second Amendment"), by a Third Amendment Agreement among CMP Publications , Fleet, Chase and the Agent dated as of May 30, 1995 (the "Third Amendment"), and by a Fourth Amendment Agreement, dated as of August 9, 1995, between CMP Publications, Fleet, Chase, Fleet N.A. and the Agent (the "Fourth Amendment") (such First, Second, Third and Fourth Amendments are collectively referred to below as the "Prior Amendments"); and

         WHEREAS, CMP Publications, Fleet, Chase and the Agent also executed and delivered (i) a Third Waiver Agreement, dated April 24, 1995 (the "Third Waiver") and (ii) a Fourth Waiver Agreement, dated June 5, 1995 (the "Fourth Waiver"), both relating to the Agreement, as amended; and

         WHEREAS, CMP Publications, Fleet, Fleet, N.A., Chase and the Agent also executed and delivered a Fifth Waiver Agreement, dated February 28, 1996 (the "Fifth Waiver") also relating to the Original Credit Agreement, as amended; and

         WHEREAS, the Original Credit Agreement was subsequently amended by a Fifth Amendment and Consolidation of Prior Amendments (Together with Sixth Waiver) Agreement, dated as of November 14, 1996 (the "Fifth Amendment"), which Fifth Amendment, among other things, (i) set forth certain new amendments to the Original Credit Agreement, and (ii)
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consolidated those amendments (to the Original Credit Agreement) which were contained in the Prior Amendments and were still effective;

         WHEREAS, the Original Credit Agreement was subsequently amended by a Sixth Amendment, dated as of April 15, 1997 (the Original Credit Agreement as amended by the Fifth Amendment (including both such new amendments and consolidated amendments) and the Sixth Amendment is referred to below as the "Agreement"); and

         WHEREAS, the Borrower, the Banks and the Agent entered into a Seventh Waiver Agreement, dated as of June 13, 1997 with respect to the Agreement; and

         WHEREAS, the Agent (on behalf of the Banks) and the Borrower entered into two letter agreements, both dated May 30, 1997; and

         WHEREAS, one of such letters (the "Credit Agreement Letter") outlined certain proposed amendments to the Agreement which the Banks and the Borrower agreed to; and

         WHEREAS, the other of such letters (the "Negative Pledge Letter") outlined certain proposed amendments to the Negative Pledge Agreement (as defined in the Agreement); and

         WHEREAS, the Borrower and the Banks desire to enter into this Agreement in order to (i) set forth their agreement with respect to the amendments referred to in the Credit Agreement Letter and (ii) set forth certain other amendments to the Agreement; and

         WHEREAS, simultaneously with the execution and delivery of this Agreement, the Agent and Daniel H. Leeds, Gerard G. Leeds, Liselotte J. Leeds, Michael S. Leeds, Daniel H. Leeds as trustee for the Daniel H. Leeds 1997 GRAT and Michael S. Leeds as trustee for the Michael S. Leeds 1997 GRAT and the Agent are entering into an Amended and Restated Negative Pledge Agreement of even date herewith to reflect the amendments contemplated by the Negative Pledge Letter and certain other amendments.

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         PART A.  GENERAL MATTERS.

         1. Capitalized Terms; Section References. Capitalized terms used herein without definition and defined in the Agreement shall have the same respective meanings given those terms in the Agreement, unless the context otherwise requires. All Section references used





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herein shall, unless otherwise specified herein, be deemed to refer to Sections in the Agreement.

         PART B.  AMENDMENTS TO THE AGREEMENT.

         1. Accumulated Net Profit Distribution. The definition of the term "Accumulated Net Profit Distribution" contained in Article 1 of the Agreement is hereby amended by deleting the phrase "$30 million" and substituting for it the phrase "$55 million".

         2. Change of Control Definition. It is agreed that effective upon the IPO Consummation (as that term is defined below), the definition of the term "Change of Control" contained in Article 1 of the Agreement shall be amended and restated to read in its entirety as follows:

         "Change of Control" shall mean that for any reason (i) the Leeds Group (as defined below) does not own (beneficially and of record), with the full right to actually vote, 50.1% or more of the combined voting power of all Voting Stock (as defined below) of the Borrower or
         (ii) the Leeds Individual Group (as defined below) shall no longer have the absolute right to elect a majority of the Board of Directors of CMP. "Leeds Group" shall mean (1) G. Leeds and/or L. Leeds, (2) any of the children of G. Leeds and L. Leeds, (3) subject to such trusts remaining under the control of G. and L. Leeds or any of their children, one or more trusts for the sole benefit of (x) G. Leeds, L. Leeds and/or any of their children and/or (y) any other lineal descendants (including adopted children) of G. Leeds and L. Leeds or
         (iv) Controlled Private Foundations.  "Leeds Individual Group" means
         G. Leeds, L. Leeds and any of their children. "Voting Stock" means capital stock issued by the Borrower the holders of which are entitled to vote for the election of the Board of Directors of the Borrower. "Controlled Private Foundation" means a private foundation which (i) is a corporation and qualifies as a private foundation under Section 509(a) of the Code and (ii) remains under the effective control of G. Leeds, L. Leeds and/or any of their children (such requirement of control to include controlling the Board of Directors of such private foundation).

         The definition of the term Change of Control shall not be so amended unless and until the IPO Consummation.

         3. Negative Pledge Agreement Definition. The definition of the term "Negative





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Pledge Agreement" contained in Article 1 of the Agreement is hereby amended and restated to read in its entirety as follows:

                 "Negative Pledge Agreement" means the Amended and Restated Negative Pledge Agreement, dated as of July 18, 1997, by and between Daniel H. Leeds, G. Leeds, L. Leeds, Michael S. Leeds, Daniel H.
         Leeds as trustee for the Daniel H. Leeds 1997 GRAT and Michael S. Leeds as trustee for the Michael S. Leeds 1997 GRAT, and the Agent, as same may be amended, supplemented or otherwise modified from time to time.

         Exhibit F, to the Agreement is hereby deemed deleted.

         4. Specified Distribution Definition. The definition of the term "Specified Distributions" contained in Article 1 of the Agreement is hereby amended and restated to read in its entirety as follows:

         "Specified Distributions" means any and all Distributions made (i) by the Borrower except for, to the extent actually paid, the Accumulated Net Profit Distributions or (ii) by any Guarantor and/or any Subsidiary of the Borrower to the extent any such Distribution is not paid to the Borrower.

         5. New Definitions; Deletion of Definition(s). (a) The following new definitions are hereby added to Article 1, to be inserted in their proper alphabetical order:

         "Controlled Private Foundation" means a private foundation which (i) is a corporation and qualifies as a private foundation under Section 509(a) of the Code and (ii) remains under the effective control of G. Leeds, L. Leeds or any of their children (such requirement of control to include controlling the election of the Board of Directors of such private foundation).

         "Exchange" means: the (i) New York Stock Exchange, (ii) American Stock Exchange or (iii) NASDAQ National Market.

         "G. Leeds" shall mean Gerard G. Leeds.

         "L. Leeds" shall mean Liselotte J. Leeds.

         "IPO" means an initial public offering of the stock of the Borrower on an Exchange.

         "IPO Consummation" means the Borrower is listed as a public company on an Exchange and the IPO has actually closed and fully settled.





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         "Required Dividend Documentation" means, with respect to Section
6.15(a) hereof, a legal opinion to the Banks and the Agent (along with such other evidence as is reasonably satisfactory to the Banks) that the declaration and payment of the Special Accumulated Net Profit Distribution (as defined in Section 6.15(a)) is permitted under applicable Delaware corporate law.

         (b) Effective with the IPO Consummation, the definition of the term "Specified Offering Proceeds" in Article 1 of the Agreement shall be deleted.

         6. Amendment of Section 6.11. Effective as of the date the IPO occurs, Section 6.11 of the Agreement shall be amended and restated to read in its entirety as set forth below:

         Section 6.11 Minimum Net Worth. Borrower shall not permit the Net Worth of the Borrower and the Guarantors (on a combined basis) at any time on or after the date the IPO occurs, to be less than the sum of
         (i) $40,000,000 plus (ii) 25% of cumulative Net Income for the period from January 1, 1998 to the last day of the most recent completed fiscal quarter ending on or prior to the applicable date of measurement (if cumulative Net Income for such period is negative, the amount under clause (ii) shall, for such period, be deemed zero).

         7. Section 6.15. Section 6.15 of the Agreement is hereby amended as follows:

         (i) Section 6.15(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

                 (a) Borrower or any Guarantor may make Distributions (including Accumulated Net Profit Distributions) in any fiscal year if immediately prior to and after giving effect to each such Distribution, and as a result thereof, no Event of Default or Default shall occur or be continuing; provided, that, the Borrower shall be permitted to declare an Accumulated Net Profit Distribution (for purposes of this proviso, a "Special Accumulated Net Profit Distribution") notwithstanding the fact that if (at the time of such declaration) the Special Accumulated Net Profit Distribution was actually paid (i.e., made) an Event of Default under
                 Section 6.11 hereof would result, if the Borrower satisfies the following four conditions: (i) the Borrower causes the delivery of the Required Dividend Documentation, (ii) (aa) the Special Accumulated Net Profit Distribution shall not (and Borrower hereby covenants that such Distribution shall not) be paid until after the IPO Consummation and





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                 (bb)  the IPO Consummation occurs prior to January 1, 1998,
                 (iii) the payment of the Special Accumulated Net Profit Distribution shall be made expressly contingent upon the IPO Consummation occurring and the IPO shall result in the Borrower receiving net proceeds in an amount sufficient to meet (taking into account such Distribution) the Net Worth requirement (to be effective as of the occurence of the IPO) set forth in Section 6.11 above, and (iv) no Event of Default (including without limitation under Section 6.11) or Default exists either immediately prior to or after giving effect to or as a result of such payment of the special Accumulated Net Profit Distribution; provided, further, that in addition to any other restrictions hereunder, at least two (2) Business Days prior to the paying of any Accumulated Net Profit Distribution (including a Special Accumulated Net Profit Distribution) the Borrower shall deliver to the Agent and the Banks a notice which identifies the proposed Distribution as an Accumulated Net Profit Distribution and is accompanied by a certificate of Borrower's Chief Financial Officer demonstrating (to the satisfaction of the Required Banks), on a pro-forma basis, that after the making of such Distribution the Borrower would be in compliance with Section 6.11 hereof and assuming, for purposes of this sentence, that the Net Worth test under Section 6.11 is measured as of the proposed date for such Distribution.

         (ii) Section 6.15(b) of the Agreement is hereby amended by adding the following phrase immediately after the words "or be continuing" and immediately before the phrase "; provided, however, that": "(provided, that the Borrower may declare the Special Accumulated Net Profit Distribution in accordance with and pursuant to the terms of Section 6.15(a) above)". Borrower also agrees that no Permitted Tax Distributions (as defined in Section 6.15(b)) shall be permitted on or after the date the IPO occurs.

         8. A new Section 6.17 is hereby added to the Agreement to read in its entirety as follows:

         6.17    Amendments to Charter, etc.   The Borrower shall not (i) amend
or otherwise modify its certificate of incorporation, by-laws, or other charter document in a manner which adversely affects the interests of any of the Banks or the Agent, including without limitation any amendment which adversely affects the voting rights of the Leeds Group (as defined in the definition of Change of Control), or (ii) file any certificate of designation (or comparable document) with respect to any preferred stock without the prior written consent of the Banks and the Agent.

         PART C.  MISCELLANEOUS; AND PAYMENT OF FEES AND EXPENSES.





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         1.  The Borrower, the Agent and the Banks hereby ratify and confirm all terms and provisions of the Agreement, and any other documents, instruments or agreements executed in connection therewith and agree that, except as expressly modified herein, all of such terms and provisions remain in full force and effect.

         2. Each Bank acknowledges and agrees with each other Bank and the Agent that (i) it has independently evaluated any projections and other materials and information with respect to the Borrower and/or any Guarantor and has made its own independent decision to enter into this Amendment and is not relying on any representation or other statement of such other Bank or the Agent in doing so and (ii) pursuant to Section 8.04 of the Agreement, it shall make its own credit decisions in taking or not taking any action (including without limitation making or not making any Loan) under the Agreement and the Notes. Borrower acknowledges that the obligations of the Banks are several and no Bank shall be responsible for the failure (if any) of any other Bank to make any Loan required to be made by such other Bank.

         3. In order to induce the Banks to enter into this Agreement and to make any further Loans, the Borrower hereby represents and warrants that:

         (a) the representations and warranties contained in Article 4 of the Agreement, as hereby amended, are true and correct in all material respects on the date hereof (or were true and correct as of the specific point in time to which they relate) with the same effect as though such representations and warranties had been made on the date hereof,

         (b) the Borrower is in compliance with all of the terms and provisions set forth in the Agreement, as hereby amended, on its part to be observed and performed,

         (c) no Event of Default or Default under the Agreement, as hereby amended, now exists,

         (d) the Agreement, as hereby amended, and the Notes are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, and

         (e) the Borrower has no claims, counterclaims, defenses, or rights of set-off or recoupment against the Banks or the Agent.

         4. The effectiveness of the amendments set forth above is subject to the satisfaction of the following conditions:

         (a) Prior to or concurrently with the execution and delivery of this Seventh Amendment, the Agent shall have received resolutions of the Board of Directors of the Borrower, certified by the Secretary or Assistant Secretary of the Borrower (or





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         otherwise identified to the satisfaction of the Banks), authorizing the execution and delivery by the Borrower of this Seventh Amendment and the performance by the Borrower of the Agreement as amended by the Seventh Amendment, in form and substance satisfactory to the Agent and the Banks.

         (b) Concurrently with the execution and delivery of this Seventh Amendment, the Agent shall have received an opinion of Robert D. Marafioti, General Counsel of the Borrower, dated the date hereof, in form and substance satisfactory to the Agent and the Banks.

         (c) Prior to or concurrently with the execution and delivery of this Agreement, (i) the Agent shall have received such other documents, certificates, resolutions, instruments and agreements from the Borrower as the Agent or any of the Banks may reasonably request and
         (ii) the Borrower shall (a) pay to the Banks (a) a one-time amendment fee of $18,750 to be shared pro-rata by the Banks in accordance with their respective Commitments and (b) reimburse the Agent and the Banks for all costs and expenses (including counsel fees and disbursements)) incurred in connection with this Seventh Amendment and any related matters.

         (d) Concurrently with the execution and delivery of this Seventh Amendment, Daniel H. Leeds, Gerard G. Leeds, Liselotte J. Leeds, Michael S. Leeds, Daniel H. Leeds as trustee for the Daniel H. Leeds 1997 GRAT and Michael S. Leeds as trustee for the Michael S. Leeds 1997 GRAT and the Agent shall enter into an Amended and Restated Negative Pledge Amendment in form and substance satisfactory to the Agent and the Banks and reflecting the amendments contemplated by the Negative Pledge Letter.

         5. This Seventh Amendment may be signed in any number of counterparts, all of which shall be considered originals but all of which together shall be deemed one instrument.

         6. This Seventh Amendment (i) shall be governed by and construed in accordance with the internal laws of the State of Connecticut, (ii) is limited specifically to the matters set forth herein, (iii) does not constitute directly or by implication a waiver or modification of any other provision of the Agreement and (iv) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         7. The Borrower hereby agrees to pay the legal fees and disbursements of Finn Dixon & Herling LLP incurred in connection with the drafting and negotiation of this Agreement and related matters.





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         IN WITNESS WHEREOF, the parties hereto each have executed this Sixth
Amendment Agreement as of the date first hereinbefore written.

                                            CMP MEDIA INC.

                                            By:
                                               ------------------------------
                                            Name:    Joseph E. Sichler
                                            Title:   Vice President/CFO

                                            FLEET NATIONAL BANK

                                            By:
                                               ------------------------------
                                            Name:    G. Steven Kalin
                                            Title:   Assistant Vice-President

                                            THE CHASE MANHATTAN BANK

                                            By:
                                               ------------------------------
                                            Name:
                                            Title:

                                            FLEET NATIONAL BANK,
                                            as Agent

                                            By:
                                               ------------------------------
                                            Name:
                                            Title:





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